As filed with the Securities and Exchange Commission on May 28, 2008.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NORTH ASIA INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Jongro Tower 18F 6 Jongro 2-ga, Jongro-gu Seoul, Korea
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-148378
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Ordinary Share and one Warrant	American Stock Exchange
Ordinary Shares included in Units, $.0001 par value per share	American Stock Exchange
Warrants included in Units, exercisable for Ordinary Shares	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants of North Asia Investment Corporation (the “Company”). The description of the units, ordinary shares and warrants contained under the heading “Description of Securities” in the registration statement on Form F-1 (File No. 333-148378), as amended (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

3.1*	Amended and Restated Memorandum and Articles of Association

4.1*	Specimen Unit Certificate

4.2*	Specimen Ordinary Share Certificate

4.3*	Specimen Warrant Certificate

4.4*	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

10.10*	Form of Registration Rights Agreement between the Registrant, Kang & Company, Ltd., Thomas Chan-Soo Kang, Dong-Soo Choe, Bong-Hoon Han, Myungju Choi, Jongshik Woo, Ill-Seob Han and Allister George Morrison.

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form F-1, as amended, which was initially filed with the Securities and Exchange Commission on December 28, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORTH ASIA INVESTMENT CORPORATION

Date: May 28, 2008	By:	/s/ Thomas Chan-Soo Kang
Thomas Chan-Soo Kang
Chief Executive Officer

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